                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           MEXICAN RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                            MEXICAN RESTAURANTS, INC.

                              1135 EDGEBROOK DRIVE
                              HOUSTON, TEXAS 77034


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2000



DEAR SHAREHOLDER,

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Mexican Restaurants, Inc. (the "Company") at the Tortuga Coastal Cantina restaurant located at 9600 Westheimer, 100 Woodlake Square, Houston, Texas on Tuesday, May 23, 2000 at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class I directors, each to serve for a term of three years, or until their respective successors shall have been duly elected and shall have qualified;

     2. To approve a change in the compensation of outside directors pursuant to amendments to the Company's Stock Option Plan for Non-Employee Directors; and

     3. To transact such other business as may properly come before the meeting.

         Shareholders of record of the Company's common stock at the close of business on April 14, 2000 are entitled to vote. Each share of Company common stock entitles the holder to one vote. You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in writing, to be received by the Company prior to the meeting. No proxy will be used if the shareholder is personally present at the Annual Meeting and expresses a desire to vote his or her shares in person.


                                         By Order of the Board of Directors



                                         Louis P. Neeb
                                         Chairman


April 21, 2000

                            MEXICAN RESTAURANTS, INC.

                              1135 EDGEBROOK DRIVE
                              HOUSTON, TEXAS 77034

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2000


         This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Mexican Restaurants, Inc., a Texas corporation (the "Company"), to be held on Tuesday, May 23, 2000 at 10:00 a.m., Texas time, at the Tortuga Coastal Cantina restaurant located at 9600 Westheimer, 100 Woodlake Square, Houston, Texas, and at any adjournment or postponement thereof. The Notice of Annual Meeting, this statement and the accompanying proxy, together with the Company's Annual Report to Shareholders for the year ended January 2, 2000, are first being sent to shareholders on or about April 21, 2000.

         The solicitation of proxies is made by and on behalf of the Board of Directors (the "Board"). The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telecopy or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

         The close of business on April 14, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 3,651,705 shares of Common Stock, $.01 par value ("Common Stock"), each of which will be entitled to one vote.

         In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. A plurality of the votes cast is required for the election of directors. A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for approval of any other matters that may be presented at the meeting.

         If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the shareholder. IN THE ABSENCE OF ANY SUCH SPECIFICATION, THEY WILL BE VOTED TO ELECT THE DIRECTORS AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW AND TO APPROVE THE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AS SET FORTH UNDER "CHANGE IN DIRECTORS' COMPENSATION" BELOW. Pursuant to applicable law, broker nonvotes and abstaining votes will not be counted in favor of or against the election of any nominee for director or any of the proposals to be presented at the meeting.

         The presence of a shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company.

         If any other matters come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters which will be presented for action at the meeting.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The number of directors of the Company has been fixed by the Board of Directors, pursuant to the Company's Bylaws, at seven. The Company's Articles of Incorporation provide for the Board of Directors to be divided into three approximately equal classes, designated as Class I, Class II and Class III, with staggered terms of three years. At the meeting, Common Stock, represented by proxies, will be voted for the election of the three nominees hereinafter named, unless otherwise specified, to serve for a term of three years or until their successors are duly elected and qualified.

         The following information is set forth with respect to the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.


                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING


                                                       Director   Term to
         Name                                   Age     Since     Expire
         ----                                   ---    --------   -------
         Larry N. Forehand (Class I) ......      55      1995      2003
         David Nierenberg (Class I) .......      52      2000      2003


         Larry N. Forehand is the founder of the Company and has served as Vice Chairman of the Company's Board of Directors since October 1995 and as Franchise Director since September 1997. From December 1973 to March 1995, Mr. Forehand served as President of the Company. Mr. Forehand was the President of the Texas Restaurant Association in 1997, a state trade association for the restaurant industry.

         David Nierenberg is the President of Nierenberg Investment Management Company which manages The D3 Family Fund, a private investment partnership which seeks long-term capital gain through investment in undervalued micro-cap domestic public equities, a position held since 1996. From 1986-1995, Mr. Nierenberg served as General Partner of Trinity Ventures, Ltd., a four venture capital partnership, which invested in special situations (turnarounds, restructurings), financial services, and healthcare. Mr. Nierenberg was appointed to the Board on February 15, 2000.


          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING


                                                                       Present
                                                           Director    Term to
         Name                                       Age     Since      Expire
         ----                                       ---    --------    -------
         Louis P. Neeb (Class II) ...............    61      1995      2001
         Michael D. Domec (Class II) ............    54      1995      2001
         Joseph J. Fitzsimmons (Class III) ......    52      1996      2002
         Richard E. Rivera (Class III) ..........    53      1996      2002
         J. Stuart Sargent (Class III) ..........    50      1997      2002


         Louis P. Neeb has served as Chairman of the Board and Chief Executive Officer of the Company since November 1995, and as interim President from August 1997 to April 1998. Since 1982 Mr. Neeb has served as President of Neeb Enterprises, Inc., a personal restaurant consulting company. From July 1991 to January 1994, Mr. Neeb served as President of Spaghetti Warehouse, Inc. From September 1989 to June 1991, Mr. Neeb served as President of Geest Foods USA. From 1982 to 1987, Mr. Neeb served as President and Chief Executive Officer of Taco Villa, Inc. and its predecessors, a publicly held corporation controlled by W.R. Grace & Co., where he oversaw the development of the Applebee's restaurant chain and the operation of the Del Taco restaurant chain. From 1980 to 1982, Mr. Neeb served as Chairman of the Board and Chief Executive Officer of Burger King Corporation. From 1973 to 1980, Mr. Neeb served in various positions, including President and Chief Operating Officer of Steak & Ale Restaurants. During that time, Mr. Neeb directed the development of the Bennigan's restaurant concept. Mr. Neeb serves as a director of ShowBiz Pizza Time, Inc. and of Franchise Finance Corp. of America, an entity that provides financing for real estate used for restaurants. Mr. Neeb is also a director of Silver Diner, Inc., a publicly held restaurant company.

         Michael D. Domec has served as President of Magnum Development, Inc., a residential real estate development company, since 1991, and as President of Ole Restaurants, Inc., a franchisee of the Company, since June 1996. From December 1977 until April 1996, Mr. Domec was Vice President of Casa Ole Franchise Services, Inc. and the majority owner of seven Casa Ole restaurants and a 49% owner of Casa Ole Franchise Services, Inc., with the other owners of such corporation being Larry
N. Forehand--49%, Lawrence K. Schoening--1% and Corkey L. Turner--1%.

         Joseph J. Fitzsimmons is Senior Vice President of Finance of Wal-Mart Stores, Inc., a position held since November 1995. From September 1994 to November 1995, Mr. Fitzsimmons served as Vice President of Finance of Wal-Mart Stores, Inc. From November 1993 to September 1994, Mr. Fitzsimmons served as Senior Vice President and as a securities analyst for Rauscher Pierce Refsnes, Inc. From January 1993 to November 1993, Mr. Fitzsimmons served as Senior Vice President and Chief Financial Officer of S&A Restaurant Corp. From August 1985 to January 1993, Mr. Fitzsimmons served as Senior Vice President, Director and Chief Financial Officer of National Pizza Company.

         Richard E. Rivera is President of Red Lobster Restaurants and Executive Vice President and Director of Darden Restaruants, positions held since December 1997. From July to December 1997 he served as President and Chief Executive Officer of Chart House Restaurants, Inc. From February 1994 to July 1997 he served as President and Chief Executive Officer of RARE Hospitality International, Inc. Mr. Rivera is also a past Director of the National Restaurant Association. From February 1988 to February 1994, Mr. Rivera served as President and Chief Executive Officer of TGI Friday's Inc.

         J. Stuart Sargent is the President and Founder of Truluck's Steak & Stone Crab Restaurants, a position held since June 1991. He served as President of Monterey's Acquisition Corp. from May 1994 to July 1997. He conceived and opened the first Studebaker's in 1981, and later formed Studebaker's of America, where he opened or franchised 22 Studebaker's throught the United States. He has also served as President and CEO of Entertainment One, Inc., a Houston-based company providing management and support services for 18 food and beverage operations including Houston Intercontinental Airport, several Studebaker's and Chili's, and theme-oriented restaurants from St. Louis, Missouri (Big Kahuna) to Waikoloa, Hawaii (Big Island Steak House).

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.


                          BOARD MEETINGS AND COMMITTEES

         Five meetings of the Board were held during 1999. Five directors attended all five or 100% of the meetings and two directors attended four or 80% of the meetings of the Board and the committees thereof of which they were members and served.

         The Board has an Audit Committee, the members of which are Messrs. Nierenberg, Sargent and Fitzsimmons; Mr. Fitzsimmons serves as Chairman. The Audit Committee held two meetings during 1999. The Audit Committee is responsible for reviewing the accounting practices and policies and recommending to whom reports should be submitted within the Company, reviewing with the independent auditors their final report, reviewing with the independent auditors the overall accounting and financial controls and being available to the independent auditors during the year for consultation purposes.

         The Board has a Compensation/Stock Option Committee, the members of which are Messrs. Domec, Nierenberg and Rivera; Mr. Rivera serves as Chairman. The Compensation/Stock Option Committee held three meetings during 1999. The Compensation/Stock Option Committee is responsible for determining the compensation of the officers of the Company and granting options under the Company's 1996 Casa Ole Long Term Incentive Plan and the 1996 Managers Stock Option Plan as well as granting stock under the 1999 Restricted Stock Plan.

         The Board has an Executive Committee, the members of which are Messrs. Neeb and Forehand; Mr. Neeb serves as Chairman. There were three formal and five informal meetings of the Executive Committee during 1999. The Executive Committee has the authority, between meetings of the Board, to take all actions with respect to the management of the Company's business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board.

                    CHANGE IN OUTSIDE DIRECTORS' COMPENSATION
                                  (PROPOSAL 2)

         The outside directors have agreed to be compensated by stock options in lieu of their previous cash compensation. All of the Company's Directors will continue to be reimbursed for expenses incurred for attending any Board or committee meeting. At the annual meeting, Common Stock, represented by proxies, will be voted for the change from cash to stock compensation for outside directors, unless otherwise specified. The prior cash compensation program and the proposed amendments to the stock compensation for outside directors are described in the following section.


                              DIRECTOR COMPENSATION

         During fiscal year 1999, each outside director received an annual retainer of $5,000 plus $750 per Board meeting attended and $250 per committee meeting attended that was not in conjunction with a Board meeting, and was reimbursed for expenses incurred for attending any such meeting. Previously, the outside directors agreed to invest not less than 50% of their annual retainer for their service as directors of the Company in each year to purchase shares of Common Stock of the Company directly from the Company or in the open market through a program administered by the Company. Each outside director was granted an option to acquire 3,000 shares of Common Stock on the date of the annual meeting to purchase shares of Common Stock pursuant to the Casa Ole Restaurants, Inc. Stock Option Plan for Non-Employee Directors (the "Directors Option Plan").

         Effective with the February 2000 Board meeting, and contingent upon approval by the Company's shareholders the directors amended the Directors Option Plan to provide for annual option grants to acquire 6,000 shares of Common Stock of the Company at the fair market value thereof on the date of grant, with such options being granted in 25% (for 1,500 shares) increments during each quarter. In addition, each director will receive one option grant for 100 shares of Common Stock for each committee meeting attended not in conjunction with a Board meeting. As a result, the Company's outside directors will receive a larger grant of stock options in lieu of their annual cash retainer. Directors will continue to be reimbursed for expenses incurred for attending any such meeting.

         Such options will vest annually. All stock options granted pursuant to the Directors Option Plan will be nonqualified stock options and will remain exercisable until the earlier of ten years from the date of grant or six months after the optionee ceases to be a director of the Company. Upon certain significant events involving the Company, all options outstanding under the Directors Option Plan shall terminate, provided that immediately prior to the effective date of such transaction each holder of an outstanding option under the Directors Option Plan shall be entitled to purchase the total number of shares of Common Stock that such optionee would have been entitled to purchase during the entire remaining term of the option. Such events include the merger or consolidation of the Company in which the Company is not the surviving corporation; a dissolution of the Company or a transfer of all or substantially all of the assets or shares of stock to one or more other persons or entities; any person or group (other than Messrs. Larry N. Forehand, Michael D. Domec and Louis P. Neeb) becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company; or if, during any period of two consecutive years, individuals then constituting the Board of Directors cease for any reason to constitute at least a majority of the Board unless the election of each director who was not a director at the beginning of the period has been approved in advance by at least two-thirds of the directors then in office who were directors at the beginning of the period.

         The purpose of these amendments to the Directors Option Plan is to provide for the payment of directors' retainer fees to outside directors in the opportunity to acquire shares of Company Common Stock rather than in cash in order to conserve the Company's cash and to more closely align the interests of the outside directors and the Company's shareholders.

A COPY OF AMENDMENT NO. I TO THE DIRECTORS OPTION PLAN IS ATTACHED HERETO AS APPENDIX A. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENTS TO THE DIRECTORS OPTION PLAN.

                     EXECUTIVE OFFICERS OTHER THAN DIRECTORS

         Set forth below are the names, ages, current positions with the Company, the principal occupations, and the year of becoming an executive officer of the Company for the two executive officers who are not directors of the Company.

         Curt Glowacki, age, 48, has served as Chief Operating Officer of the Company since August 1997 and President since May 1998. From May 1994 to August 1997, he served as Senior Vice President of Operations of Monterey's Acquisition Corp. From June 1989 to May 1994, he served as Vice President and Director of Operations for Monterey's Tex-Mex Cafe, a subsidiary of CEC Entertainment, Inc. Mr. Glowacki was hired by

CEC Entertainment, Inc. in June 1986 as a Regional Manager. Previously, Mr. Glowacki's experience included 12 years with Steak & Ale Restaurants, where he held various operating positions.

         Andrew J. Dennard, age 41, has served as Vice President, Controller & Treasurer of the Company since July 1997 and Chief Financial Officer since September 1998. From September 1994 to July 1997 he served as Vice President of Finance for Monterey's Acquisition Corp. From July 1989 to September 1994, Mr. Dennard held various positions with Rosewood Property Company. Previously, he served as an auditor with KPMG LLP for approximately two years. Mr. Dennard's early career was on the operations side of restaurants where he spent five years with Steak & Ale Restaurants and four years with Houston's Restaurants.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 20, 2000 by each person known to the Company to own beneficially more than five percent of the Company's Common Stock, each director, each executive officer and all executive officers and directors as a group.


                                                                          Shares                   Percent
                                                                        Beneficially                  of
Name of Beneficial Owner                                                 Owned (1)                  Class
------------------------                                                ------------               -------
Larry N. Forehand and Forehand
     Family Partnership, Ltd. (2)(3)(7).............................       708,289                   17.7%
David Nierenberg, The D3 Family Fund (4)............................       670,300                   16.7%
     19605 N.E. 8th Street
     Camas, Washington  98607
Wellington Management Company, LLP (5)..............................       240,000                    6.0%
     75 State Street
     Boston, Massachusetts  02109
Michael D. Domec (2)(10)............................................       186,555                    4.7%
Louis P. Neeb (2)(6)(7).............................................       443,487                   11.1%
John C. Textor (6)(7)(8)(9).........................................       358,764                    8.9%
     Wyndcrest Partners
     777 S. Flagler Drive,  Phillips Point - West Tower, Suite 1750
     West Palm Beach, Florida 33401
Richard E. Rivera (11)..............................................        17,140                       *
     Darden Restaurants/Red Lobster
     PO Box 593330
     Orlando, FL  32859
J.J. Fitzsimmons (11)...............................................        15,442                       *
     Wal-Mart Stores, Inc.
     702 Southwest 8th Street
     Bentonville, Arkansas 72716
J. Stuart Sargent (12)..............................................         8,970                       *
     5644 Westheimer, suite 352
     Houston, Texas  77056
Curt Glowacki (2)(13)...............................................        66,200                    1.7%
Andrew J. Dennard (2)(14)...........................................        26,750                       *
All executive officers and directors as
     a group (nine persons) (15)....................................     1,946,531                   48.5%

---------------

*  Less than 1%

(1) The named shareholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2)  The business address is 1135 Edgebrook Drive, Houston, Texas 77034.
(3) Includes 396,273 shares held directly by Mr. Forehand and 312,016 held by Forehand Family Partnership, Ltd., a limited partnership of which Mr. Forehand is the sole managing general partner and of which Mr. Forehand and his spouse are the sole limited partners.
(4) Based on a Form 3 as of March 17, 2000, filed by David Nierenberg, and The D3 Family Fund with the Securities and Exchange Commission. The form discloses that Mr. Nierenberg has sole voting and sole dispositive power over 608,300 shares of Common Stock, and has control over an additional 62,000 shares of Common Stock.
(5) Based on a Schedule 13G as of February 9, 2000, filed by Wellington Management Company, LLP with the Securities and Exchange Commission. The
     Schedule 13G discloses that Wellington Management Company, LLP has shared voting power over 140,000 shares of Common Stock and shared dispositive power over 240,000 shares of Common Stock.
(6) Mr. Neeb and Tex-Mex Partners, L.C. have warrants to purchase, at a per share price of $10.90, up to 179,885 and 179,885 shares, respectively, from the Company. Mr. Neeb's warrants became exercisable on April 25, 1998, and the Tex-Mex Partners, L.C. warrants became exercisable on April 25, 1997. Under the terms of the warrants, that portion of each of the warrants allocable to the membership interest in Tex-Mex Partners, L.C. (currently 54%) of Mr. Textor, a former director of the Company, became exercisable on April 25, 1998.
(7) Mr. Neeb and Tex-Mex Partners, L.C. have warrants to purchase, at a per share price of $10.90, up to 196,602 and 171,602 shares, respectively, from Larry N. Forehand. Mr. Neeb's warrants became exercisable on April 25, 1998, and the Tex-Mex Partners, L.C. warrants became exercisable on April 25, 1997. Under the express terms of the warrants, that portion of each of the warrants allocable to the membership interest in Tex-Mex Partners, L.C. (currently 54%) of Mr. Textor, a former director of the Company, became exercisable on April 25, 1998.
(8) Mr. Textor, a former director of the Company, is a principal of Tex-Mex Partners, L.C., of which he presently has a 54% membership interest. Mr. Textor has no ownership rights in the balance of the membership interests of Tex-Mex Partners, L.C. and he disclaims beneficial ownership of the warrants to acquire shares held by Tex-Mex Partners, L.C. and allocable to such other membership interests.
(9) Includes 7,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(10) Includes 6,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(11) Includes 14,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(12) Includes 7,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(13) Includes 20,800 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(14) Includes 4,750 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(15) Includes an aggregate of 253,435 shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION


         The following table sets forth information with respect to compensation paid by the Company and its subsidiaries to the Chief Executive Officer and to the other most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended January 2, 2000 (collectively the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                          ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                                          -------------------               ----------------------
                                                                                                         RESTRICTED
                                                                                                           STOCK      ALL OTHER
NAME & PRINCIPAL POSITION           YEAR          SALARY       BONUS(2)      OTHER(3)      OPTIONS (#)   AWARDS(4)   COMPENSATION
-------------------------           ----         --------      --------      --------      -----------   ----------  ------------
Louis P. Neeb                       1999         $115,192          --        $  9,000          --            --            --
    Chairman, President and         1998         $ 90,000          --            --            --            --            --
    Chief Executive Officer         1997         $ 90,000          --            --            --            --        $ 10,500

Curt Glowacki                       1999         $172,115      $ 54,736      $  9,000        28,000      $105,000          --
    Chief Operating Officer         1998         $160,000      $ 37,700      $ 11,000          --            --            --
                                    1997(1)      $ 69,846      $ 26,000      $  4,500        72,000          --            --

Andrew J. Dennard                   1999         $ 85,000      $ 28,431      $  6,000        10,000          --            --
     Vice President and             1998         $ 85,000      $  8,850      $  7,000          --            --            --
     Chief Financial Officer        1997(1)      $ 36,250      $  4,000      $  3,500        15,000          --            --

(1) Compensation represents amounts received after July 2, 1997, the date such officers commenced employment with the Company.
(2) Bonus includes $32,683 for Mr. Glowacki and $17,155 for Mr. Dennard in 1999 for the payment of interest expense and principal amounts of the loans to purchase stock under the executive and key employee stock purchase plan adopted May 1998.
(3)  Other annual compensation consists primarily of a car allowance.
(4) Represents 24,000 shares of restricted stock valued at $4.38 per share granted under the Company's 1996 Long-Term Incentive Plan.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS
                                 -----------------------------------------    POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF         % OF                          ASSUMED ANNUAL RATES OF
                                 SECURITIES       TOTAL                          STOCK PRICE APPRECIATION
                                 UNDERLYING      OPTIONS                       FOR OPTION TERM (10 YEARS)*
                                  OPTIONS       GRANTED TO     EXERCISE OR   -------------------------------
                                  GRANTED       EMPLOYEES      BASE PRICE    EXPIRATION
             NAME                   (#)       IN FISCAL YEAR    ($/SHARE)       DATE       5%($)     10%($)
             ----                ----------   --------------   -----------   ----------   -------   --------
Louis P. Neeb                          --            --          $    --           --     $    --   $     --
Curt Glowacki                      28,000         22.86%         $4.3125      2-22-09     $75,939   $192,444
Andrew J. Dennard                  10,000          8.16%         $4.3125      2-22-09     $27,121   $ 68,730

---------------

     (1) These options were granted under the Company's 1996 Long Term Incentive Plan and vest and become exercisable 10% on the first anniversary of the date of grant, 15% on the second anniversary of the date of grant and 25% on each of the third through fifth anniversaries of the date of grant.

     (2) Potential realizable value amounts are the results of calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Company Common Stock. The amounts computed are the undiscounted future values, and therefore, do not reflect inflation or the time value of money.

     No stock options were exercised during 1999 by the Senior Executives. The following table shows information concerning the exercise of stock options during 1999 by the Senior Executives and the estimated value of unexercised options held by such individuals at year-end:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING                     VALUE OF
                                 SHARES                         UNEXERCISED            UNEXERCISED-IN-THE-MONEY
                                ACQUIRED      VALUE        OPTIONS AT FY-END (#)             OPTIONS($)(1)
                               ON EXERCISE   REALIZED   ---------------------------   ---------------------------
   NAME                            #           $       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
   ----                       ------------   --------   -----------   -------------   -----------   -------------
Louis P. Neeb                       --          --            --             --            --             --
Curt Glowacki(2)                    --          --        20,800         79,200            --             --
Andres J. Dennard(3)                --          --         4,750         20,250            --             --

(1) Based on the closing price per share of Common Stock on December 31, 1999 (the last day the stock traded in fiscal year 1999), of $3.875 as reported by the Nasdaq National Market.
(2) Options to acquire 72,000 shares of common stock to Mr. Glowacki were granted in 1997 under the Company's 1996 Long Term Incentive Plan. An option to acquire 36,000 shares of common stock was granted to Mr. Glowacki under the Company's upon the Company's purchase of Monterey's Acquisition Corp. on July 2, 1997 and an option to acquire 36,000 shares of common stock was made on November 6, 1997. In addition, options to acquire 28,000 shares were granted February 22, 1999 under the Company's 1996 Long Term Incentive Plan. The grants vest in accordance with the schedule set forth below in note (3).
(3) Options to acquire 15,000 shares of common stock to Mr. Dennard were granted in 1997 under the Company's 1996 Long Term Incentive Plan. An additional 10,000 options were granted on February 22, 1999 under the Company's 1996 Long Term Incentive Plan. Mr. Dennard's options vest and become exercisable 10% on the first anniversary of the date of grant, 15% on the second anniversary of the date of grant and 25% on each of the third through fifth anniversaries of the date of grant.


                REPORT BY THE COMPENSATION/STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Board of Directors has a Compensation/Stock Option Committee (the "Committee") to administer all aspects of the compensation program for the executive officers of the Company, including the review and approval of the compensation levels, the evaluation of performance and the granting of options under the Company's 1996 Long Term Incentive Plan. The Committee consists of the three directors whose names are listed at the end of this report.

         The primary objective of the Company's compensation program is to attract, retain and reward executives whose contributions will enhance the Company's ability to execute its business strategy. The Company's strategy is to provide shareholder value by growing the system through both same-store sales increases, careful new unit openings and opportunistic acquisitions.

         The Company's executive compensation program includes base salary, a cash bonus program, stock options, restricted stock grants, and other forms of compensation as determined by the Committee. Performance of the Company, the level of each executive's responsibility and his or her ability to contribute to the Company's success are considered in determining total compensation. Stock price performance is only one measure of success and may not be the best current measure of executive performance. Base salaries are set by considering compensation levels of similar positions within industry peers.

         The Company had a three-year employment agreement with Mr. Neeb that commenced with the completion of the Company's initial public offering in April 1996, subject to the right of the employee to terminate the agreement upon six months' notice to the Company. In February 1999, the agreement was amended to provide for a payment of one year's salary as severance in the event that the agreement is terminated by the Company. The Company will pay Mr. Neeb's base salary until the first to occur of one year after termination or the securing of alternative employment by Mr. Neeb. Messrs. Glowacki and Dennard have similar agreements that commenced with the purchase of Monterey's Acquisition Corp. on July 2, 1997. Under the agreements, annual base salaries as of April 14, 2000 for Messrs. Neeb, Glowacki and Dennard were $125,000, $180,000 and $100,000, respectively.

         Company executives are eligible to receive annual cash bonus awards based in part on a formula of profits relative to financial plan. Bonuses of $54,736 and $28,431 were paid to Messrs. Glowacki and Dennard, respectively, for fiscal 1999 performance under this program and the share purchase program described below.

         In May 1998 the Board of Directors of the Company adopted a program to assist executives and five key employees of the Company in purchasing shares of the Company. The program provides for the Company to assist the executives and key employees in obtaining third party loans to finance such purchases. It also provides for annual cash bonuses to such executives to provide for payment of interest expense and principal amounts to amortize these loans in not more than five years. The bonus payments are based on attainment of earnings per share targets established by the Company's Board of Directors. The key employees have purchased a total of 47,000 shares under this program. No such share purchases were made during the 1999 fiscal year.

         The Board of Directors and shareholders of the Company approved the 1996 Long Term Incentive Plan (the "Incentive Plan") in conjunction with the Company's 1996 initial public offering. The Incentive Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase Common Stock, stock appreciation rights, restricted stock and performance units to key executives and other key employees of the Company, including officers of the Company and its subsidiaries, and is administered by the Committee. The purpose of the Incentive Plan is to attract and retain key employees, to motivate key employees to achieve long-range goals and to further align the interests of key employees with those of the other shareholders of the Company.

         The Incentive Plan, as amended, authorizes the award of 500,000 shares of Common Stock to be used for stock options, stock appreciation rights or restricted stock. The Incentive Plan will terminate on December 31, 2005.

         Executives and other key full-time employees of the Company and its subsidiaries may be selected by the Committee to receive awards under the Incentive Plan. In the discretion of the Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.

         The Incentive Plan authorizes the award of both incentive stock options and nonqualified stock options. Under the Incentive Plan, an option may be exercised at any time during the exercise period established by the Committee, except that: (i) no option may be exercised prior to six months from the date of grant; (ii) no option may be exercised more than ninety days after employment with the Company and its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service; and (iii) no option may be exercised more than twelve months after employment with the Company and its subsidiaries terminates by reason of death or disability. The term of each option is determined by the Committee, but in no event may such term exceed ten years from the date of grant.

         In fiscal year 1999, options covering 28,000 and 10,000 shares of common stock were granted to Messrs. Glowacki and Dennard, respectively, under the Incentive Plan. The average exercise price of these options is $4.31. All such options will vest and become exercisable at the rate of 10% on the first anniversary of the date of grant, 15% on the second anniversary of the date of grant, and 25% on each of the third through fifth anniversaries of the date of grant.

         During fiscal year 1999, the Company granted 24,000 shares, valued at $4.38 per share, of restricted stock to Mr. Glowacki. On February 28, 2000, these restricted shares were issued. The restricted stock will vest in 20% increments over a five-year period from the date of the grant. Additionally on that date, 30,000 shares were granted and issued to other key employees. The latter awards were valued at $3.50 per share.

         Although not part of the compensation program for the Company's executive officers, the Committee also administers the 1996 Managers Stock Option Plan (the "Managers Plan"), which authorizes the granting of non-qualified stock options to purchase Common Stock to employees of the Company and its subsidiaries who are managers or assistant managers of or hold key managerial positions in or for the Company or any subsidiary ("Managers") and who are at the time of grant neither officers, directors nor 10% shareholders of the Company. The Managers Plan was adopted by the Board of Directors of the Company. The purpose of the Managers Plan is to attract and retain key employees, to motivate key employees to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other corporations and further align the interest of eligible employees with the Company's other shareholders.

         The Managers Plan authorizes the award of an aggregate of 200,000 shares of Common Stock to be used for non-qualified stock options. The Managers Plan will terminate on December 31, 2005.

         Under the Managers Plan, non-qualified stock options may be granted to Managers at the price determined by the Committee, which shall be 100% of the fair market value at the date the option is granted unless the Committee expressly determines otherwise. The Managers Plan provides that an option granted thereunder may be exercised at any time during the exercise period established by the Committee, except that: (i) no option may be exercised more than ninety days after employment with the Company and its subsidiaries has terminated by reason other than death, disability or authorized leave of absence for military or government service; and (ii) no option may be exercised more than 12 months after employment has terminated by reason of death or disability. The term of each option is determined by the Committee, but in no event may such term exceed ten years from the date of grant.

         The Committee believes that the compensation of the Company's executives during fiscal 1999 was consistent with the objectives of the Company's executive compensation program.

COMPENSATION/STOCK OPTION COMMITTEE

Michael D. Domec
Richard E. Rivera
David Nierenberg


                 COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Compensation/Stock Option Committee consists of David Nierenberg, Michael D. Domec and Richard E. Rivera. Mr. Rivera serves as Chairman of the Committee.

         The Company has engaged in various transactions related to Mr. Forehand and/or Mr. Domec. For a complete description of such transactions, see "Certain Relationships and Related Transactions."

         Pursuant to Item 404 of Commission Regulation S-K, no executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") for the fiscal year ended January 2, 2000 have been timely filed, except for a late report (Form 3) by David Nierenberg, who was appointed to the Board on February 15, 2000 which was filed in March 2000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS CONCERNING WARRANTS AND OPTIONS

         In fiscal 1996, the Company entered into warrant agreements with Mr. Neeb and Tex-Mex Partners, L.C. ("Tex-Mex"), a limited liability company of which Mr. Textor, a former director, is a principal and 54% member, pursuant to which Mr. Neeb and Tex-Mex acquired warrants to purchase shares of Common Stock at the initial public offering price less the amount paid for the warrant ($.10 per share) for an aggregate amount of Common Stock equal to ten percent (10%) of the shares of Common Stock of the Company outstanding upon consummation of the initial public offering. Such shares were allocated 5% (or 179,885 shares) to Mr. Neeb, and 5% (or 179,885 shares) to Tex-Mex. The Company's warrants to Mr. Neeb became exercisable on the second anniversary of the initial public offering, and the Company's warrants to Tex-Mex became exercisable on the first anniversary of the initial public offering.

         In addition, in fiscal 1996, Larry N. Forehand sold warrants to Mr. Neeb, Tex-Mex, and two former officers of the Company, to purchase an aggregate of 520,996 shares of the Common Stock of the Company held by Mr. Forehand at the initial public offering price less the amount paid for the warrant ($.10 per share). Such shares were allocated 196,602 shares to Mr. Neeb, 196,602 shares to Tex-Mex (with warrants for 25,000 of such shares rescinded by agreement in 1996) and 127,792 shares to the former officers. The warrants acquired from Mr. Forehand by Mr. Neeb and the former officers became exercisable on the second anniversary of the initial public offering, and the warrants acquired from Mr. Forehand by Tex-Mex became exercisable on the first anniversary of the initial public offering (except for 54% allocable to Mr. Textor's ownership interest in Tex-Mex, which became exercisable on the second anniversary).

         The Company has granted limited registration rights to holders of warrants granted by the Company and Larry N. Forehand to Mr. Neeb, Tex-Mex and the former officers to register the 855,766 underlying shares of Common Stock covered by such warrants in connection with registrations otherwise undertaken by the Company.

LEASE OF HEADQUARTERS BUILDING

         The Company leases its executive offices in Houston, Texas from CO Properties No. 3, a Texas partnership owned by Larry N. Forehand and Michael D. Domec. The lease, which expires in May 2001, is a gross lease (where the landlord pays utilities and property taxes) with monthly rental payments of $1.00 per square foot per month. In 1999 the Company leased approximately 6,200 feet under the lease. The Company believes that this lease is on terms at least as favorable as could be obtained from an unrelated third party.

ACCOUNTING AND FINANCIAL SERVICES

         Bay Area Management Inc., an entity owned by Robert N. Domec, the brother of Michael D. Domec, performed accounting and financial services for the Company for approximately 15 years. In June 1999, the Company paid a termination fee of $82,000 and canceled its contract with Bay Area Management Inc. Total fees paid by the Company to Bay Area Management, Inc. for fiscal 1999 were $216,369. The Company believes that the services provided by Bay Area Management, Inc. have been provided on terms at least as favorable as could be obtained from an unrelated third party.

AREA DEVELOPMENT AGREEMENT

         Michael D. Domec is a franchisee of Casa Ole in the Houston, Texas area. Michael D. Domec has signed a multi-unit development agreement with the Company and that permits him to open a minimum of five restaurants in the Houston, Texas area by 2001. The first restaurant under Mr. Domec's multi-unit development agreement opened in October 1996 and the second opened December 1997. Under the multi-unit development agreement Mr. Domec does not pay a franchise fee but pays a royalty of 2% of gross sales.

         The Company believes that the foregoing transactions were on terms no less favorable to it than those that could have been obtained from unaffiliated third parties. Any future related party transactions will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.


         Related party transactions are subject to the review and approval of the Company's Audit Committee, which is comprised exclusively of independent directors who are not otherwise involved in the day-to-day management of the Company or officers of the Company, and who do not have a personal financial interest in the matter in which they are acting.


                                PERFORMANCE GRAPH

         The following performance graph compares the cumulative return of the Common Stock with that of the Nasdaq Composite Index and the Standard & Poors Midcap Restaurants Index since the Company's initial public offering, assuming in each case an initial investment of $100 on April 25, 1996.

                          04/25/1996   12/27/1996   12/26/1997   01/03/1999   01/02/2000
Mexican Restaurants         $100.00      $ 79.55      $ 31.82      $ 38.34      $ 28.18
S&P Midcap Restaurants      $100.00      $ 81.47      $ 90.10      $110.53      $ 91.92
Nasdaq Composite            $100.00      $109.23      $128.36      $187.00      $348.14

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from
        Bloomberg Financial Markets.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG LLP has served as the Company's independent public accountants since the Company's 1996 initial public offering. Representatives of KPMG LLP are expected to be present at the shareholders' meeting to respond to appropriate questions. No accountant has yet been selected for the year ending December 31, 2000 and the Company intends to seek proposals for the fiscal 2000 audit.

                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal at the 2001 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 31, 2000. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.


                                       By Order of the Board of Directors


                                       Louis P. Neeb
                                       Chairman


April 21, 2000


ALL SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PRE ENCLOSED PROXY.

                                   APPENDIX A

                AMENDMENT NO. 1 TO THE CASA OLE RESTAURANTS, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


         WHEREAS, Mexican Restaurants, Inc., formerly known as Casa Ole Restaurants, Inc. (the "Corporation"), has heretofore adopted the Casa Ole Restaurants, Inc. Stock Option Plan for Non-Employee Directors (the "Directors Plan"); and

         WHEREAS, as originally adopted by the Corporation, the Directors Plan provides for the grant of 3,000 Annual Options (i) to each Director at the date of the Annual Meeting at which such Director is elected or appointed to the Board and (ii) to each Director appointed to the Board at other than an Annual Meeting, at the next following Annual Meeting, and in each event at each Annual Meeting thereafter during the Director's service as a member of the Board; and

         WHEREAS pursuant to those provisions of the Directors Plan permitting the Board to amend the Directors Plan from time to time, the Board desires to amend the Directors Plan to (i) increase the shares to be subject to Annual Options from 3,000 to 6,000 and provide for such Annual Options to be granted in equal quarterly increments and (ii) provide for the Directors to receive Annual Options in an amount equal to 100 Common Shares for each meeting of a committee of the Board which such Director attends and which is held other than in conjunction with a Board meeting;

         NOW, THEREFORE, effective as of February 1, 2000, the Directors Plan is hereby amended as follows:

                  1. The title of the Directors Plan is amended to read as follows:

                            MEXICAN RESTAURANTS, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                  2. Section 1 (Purpose of Plan) is amended to read in its entirety as follows:

                  SECTION 1.  Purpose of Plan.

                  The purpose of this Stock Option Plan for Non-Employee Directors (the "Plan") of Mexican Restaurants, Inc., a Texas corporation (the "Corporation"), is to provide present and prospective directors of the Corporation who are not employed by the Corporation with the opportunity to obtain equity ownership interests in the Corporation through the exercise of stock options.

                  3. Section 4 (Terms and Conditions of Options) is amended to read in its entirety as follows:

                  SECTION 4.  Terms and Conditions of Options.

                  (a) (i) Amount and Exercise Price of Annual Option Grants. Each Director shall automatically be granted (i) an Option to purchase up to 6,000 Common Shares with such Options to be deemed granted in 25% or 1,500 share increments on the date of the first quarterly meeting of the Board during each quarter of the Corporation's fiscal year following the date of such Director's election or appointment to the Board and (ii) an Option to purchase 100 Common Shares on the date of each committee meeting of the Board which such Director attends and which is held other than in conjunction with a meeting of the Board (each of the foregoing dates, a "Date of Grant"), in each event subject to adjustment as provided in Section 7 (the foregoing Options, "Annual Options"). The exercise price for each Annual Option granted pursuant to this Section 4(a) shall be the Fair Market Value of the Common Shares at the close of business on the last business day preceding the applicable Date of Grant (the "Exercise Price"), which shall be the closing price of such Common Share on such day as reported on the New York Stock Exchange Corporate Tape, or if such Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the closing price of such Common Shares as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if such Common Shares are not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system then in use or, if on such date the Common Shares are not reported on any such system and are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board.

                           (ii) Options. References in this Plan to "Options"
shall mean Annual Options, and references in this Plan to "Optionees" shall refer to recipients of Annual Options.

                  (b) Vesting of Annual Options. Each Annual Option increment granted under this Plan shall vest and become exercisable on, and only if the Optionee continues to serve as a Director until, the date of the Corporation's annual meeting of shareholders ("Annual Meeting") for the Corporation's fiscal year next following the Date of Grant of such Annual Option or any increment thereof. By means of illustration, Annual Options granted to a Director during the Corporation's 2000 fiscal year shall vest on and only if the Optionee remains a Director until the Corporation's 2001 Annual Meeting.

                  (c) Manner of Exercise. Any vested and exercisable Option shall be exercised by the holder thereof by giving written notice, signed by such holder, to the Corporation stating the number of Common Shares with respect to which the Option is being exercised. Payment may be made in cash or in Common Shares, valued at the fair market value per share on the date of exercise. If the Corporation shall have a class of its Common Shares registered pursuant to
Section 12 of the 1934 Act, an Optionee may also make payment at the time of exercise of an Option for such class of Common Shares by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price. No Option may be exercised with respect to any fractional share and cash shall be paid in lieu of fractional shares. As promptly as practicable following the receipt of a notice hereunder, the Corporation shall issue a stock certificate registered in the name of the Optionee exercising such Option, representing the number of Common Shares issued to such Optionee upon exercise of the Option. The term "fair market value per share" as of any date shall mean the closing price of such Common Share on such day as reported on the New York Stock Exchange Composite Tape, or if Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the NASDAQ National Market System, or if such Common Shares are not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system then in use or, if on such date the Common Shares are not reported on any such system and are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board.

         The remaining provisions of the Directors Plan shall remain in full force and effect and shall not be impacted by this Amendment No. 1. Except as otherwise set forth herein, capitalized terms not otherwise defined shall have the meaning ascribed to such terms in the Directors Plan.

PROXY                                                                      PROXY
                           MEXICAN RESTAURANTS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS-MAY 23, 2000

The undersigned hereby appoints LOUIS P. NEEB, CURT GLOWACKI and ANDREW J. DENNARD, and each or any of them, as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Mexican Restaurants, Inc. (the "Company") to be held in the Tortuga Coastal Cantina restaurant located at 9600 Westheimer, 100 Woodlake Square, Houston, Texas, on Tuesday, May 23, 2000, at 10:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated below and on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of directors.

     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.




                 (Continued and to be signed on reverse side.)

                           MEXICAN RESTAURANTS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                         For        Withheld       For All
1. Election of Directors -               All           All          Except
   NOMINEES: LARRY N. FOREHAND,          [ ]           [ ]           [ ]
             DAVID NIERENBERG

---------------------------------
(Except nominee(s) written above)

2. To approve a change in                For         Against       Abstain
   directors compensation.               [ ]           [ ]           [ ]

Please check this box if you plan to
attend The Annual Meeting of             [ ]
Shareholders.

The undersigned acknowledges receipt of the Notice of Annual the Company's Meeting of
Shareholders and of the Proxy Statement.

Dated: __________________________, 2000

Signature(s) __________________________

_______________________________________

Please sign exactly as your name appears.
Joint owners should each sign personally.
Where applicable, indicate your official position or representation capacity. Please date, sign and return this Proxy in the enclosed business envelope.